                                                           CONTROL SHARE MEETING

                                 SCHEDULE 14A

                                  (RULE 14A)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION


  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

  Filed by the Registrant [X]

  Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          COMMERCIAL INTERTECH CORP.
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------

     (5) Total fee paid:
     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                      CERTAIN FORWARD-LOOKING INFORMATION
                CONCERNING COMMERCIAL INTERTECH CORP. AFTER THE
                    SPIN-OFF OF CUNO INCORPORATED ("CUNO")

FORWARD-LOOKING INFORMATION

  The information herein contains certain forward-looking statements and information relating to the Company after giving effect to the previously declared spin-off of CUNO. When used in this document, the words "anticipate," "believe," "estimate" and "expect" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements.

  For forward-looking information concerning the Company's wholly-owned subsidiary, CUNO, reference is made to the Registration Statement on Form 10 filed by CUNO with the Securities and Exchange Commission (the "Commission") on July 30, 1996 under the heading "Projections".

GENERAL

  The Company was the sole preparer of the projected financial information (the "Projections") set forth herein. The Projections are derived from presentations by management to the Board of Directors of the Company in connection with its review of the Company's strategic plan and have been updated to reflect anticipated results of Component Engineering, Inc., a recent acquisition, and a Company program to reduce general corporate and operating unit overhead. The Projections are further based on the Company's estimated results of operations for the Company under the hypothetical assumptions described below in "Assumptions." The Company does not intend to update or otherwise revise the Projections to reflect events or circumstances existing or arising after the date hereof or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions do not prove to be valid. Furthermore, the Company does not intend to update or revise the Projections to reflect changes in general economic or industry conditions. These Projections are qualified in their entirety by and should be read in conjunction with the information and financial statements (and notes thereto) included in the Company's Annual Report on Form 10-K for the year ended October 31, 1995 and its Quarterly Report on Form 10-Q for the quarter ended April 30, 1996.

  The Company does not as a matter of course publicly disclose projected financial information. The Projections were prepared by the Company and are qualified by and subject to the assumptions set forth below and the other information contained herein. The Projections were not prepared with a view toward compliance with published guidelines of the Commission, the American Institute of Certified Public Accountants or any other regulatory or professional agency or body, generally accepted accounting principles or consistency with the Company's audited financial statements.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, will continue to file periodic reports and other information with the Commission relating to the Company's business, financial statements and other matters. Such filings will not include projected financial information. The assumptions described herein are those that the Company believes are most significant to the Projections; however, not all of the assumptions used in preparing the Projections have been set forth herein.

  THE PROJECTIONS ARE BASED UPON A NUMBER OF ASSUMPTIONS AND ESTIMATES THAT, WHILE PRESENTED WITH NUMERICAL SPECIFICITY AND CONSIDERED REASONABLE BY THE COMPANY WHEN TAKEN AS A WHOLE, INHERENTLY ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, AND ARE BASED UPON SPECIFIC ASSUMPTIONS WITH RESPECT TO FUTURE BUSINESS DECISIONS, SOME OR ALL OF WHICH WILL CHANGE. PROJECTIONS ARE NECESSARILY SPECULATIVE IN NATURE AND IT CAN BE EXPECTED THAT THE ASSUMPTIONS OF THE PROJECTIONS WILL NOT PROVE TO BE VALID. ACCORDINGLY, THE PROJECTIONS ARE ONLY AN ESTIMATE. ACTUAL RESULTS WILL VARY FROM THE PROJECTIONS AND THE VARIATIONS MAY BE MATERIAL. CONSEQUENTLY, THE INFORMATION HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON OF RESULTS THAT WILL ACTUALLY BE ACHIEVED.

METHODOLOGY

  Revenues were projected based on the Company's estimates of volumes of shipments of the Company's products, changes in the Company's product mix and pricing assumptions for the projected periods. Projected costs were developed by the Company after reviewing each process component of the Company's operations such as raw material purchasing, as well as its corporate functions such as sales and marketing, human resources, and accounting and finance, among others. The projections do not include extraordinary or nonrecurring charges arising in connection with United Dominion's tender offer and the spin-off of CUNO. The weighted average shares have been calculated on the assumption that the Company's outstanding preferred shares do not convert into common shares prior to the spin-off of CUNO.

PROJECTION PERIODS PRESENTED

  The Company's Projections are for fiscal 1996 and 1997.

  The following table sets forth financial projections and other data for fiscal 1996 and 1997. The projections were compiled by each of the Company's operating groups and reviewed and adjusted by management. Current prevailing foreign exchange rates were used in translating projected results of the international operations.

                          COMMERCIAL INTERTECH CORP.
                       FISCAL 1993 THROUGH 1997 FORECAST
                              U.S. DOLLARS ($000)

                                         YEAR ENDED OCTOBER 31,
                              ------------------------------------------------
                                1993      1994      1995      1996      1997
                               ACTUAL    ACTUAL    ACTUAL   FORECAST  FORECAST
                              --------  --------  --------  --------  --------
Income Statement Data:
  Net Sales.................. $317,806  $373,820  $459,137  $475,094  $500,801
  Gross Profit...............   89,135   106,866   122,052   126,821   137,266
  Operating Income...........   27,048    29,851    34,410    37,720    48,950
  Interest (Expense).........   (5,463)   (4,246)   (6,221)   (6,579)  (10,350)
  Other Income...............    1,566       155     2,190     1,878       369
  Income Before Taxes........   23,151    25,760    30,379    33,019    38,969
  Net Income Before
   Extraordinary Items.......   14,716    17,812    24,282    23,609    27,903

Note: Excludes Extraordinary and Nonrecurring Charges Resulting from United
    Dominion's Tender Offer and the Spin-off of CUNO

Other Data:
  Depreciation and
   Amortization.............. $  7,426  $  7,428  $  9,087  $  9,310  $ 11,576
  Capital Expenditures.......    6,338    19,446    31,794    23,359    17,641
  Weighted Average Shares
    Primary..................   15,096    15,327    15,582    14,971    13,912
    Diluted..................   17,571    17,852    18,012    17,465    16,400
  Earnings Per Share (Before
   Extraordinary Items)
    Primary.................. $   0.84  $   1.03  $   1.42  $   1.44  $   1.86
    Diluted..................     0.78      0.95      1.30      1.31      1.65
Balance Sheet Data: (Before
 Extraordinary Items)
  Total Assets............... $212,306  $285,079  $315,796  $372,167  $347,499
  Working Capital............   24,225    58,173    46,672    83,430    89,774
  Long-Term Debt.............   72,479    71,845    69,869   112,701   103,904
  Shareholders' Equity.......   19,194    47,362    70,943    84,266   108,752

ASSUMPTIONS

  In developing the Projections, the Company has made certain assumptions relating to its business. The major assumptions pertaining to its markets, sales, prices, strategy and costs, selling, general and administrative expenses, interest expense, taxes and capital expenditures are outlined below. In addition, the Company did not take into account when formulating the Projections the effect of unforeseeable events such as labor disputes, new technologies or competitors, material changes in political or economic conditions, changes in legislation or regulations, or any changes in generally accepted accounting principles, the result of any of which alone or in the aggregate may have a material effect on the Company's business, financial condition, results of operations or prospects.

  Economic conditions vary widely among the countries in which the Company conducts business. Assessments of local economic factors have been used independently to forecast revenues and financial results for each business unit. Taken as a whole, economic growth is generally expected to range from 3 percent to 4 percent per annum over the forecast period. For certain of the business units, however, industry growth trends are expected to lag general economic activity and projections in these areas have been prepared accordingly. Additional revenue growth has been incorporated in the forecasts, where appropriate, to account for new product introductions, planned entries into new market segments and the recent acquisition of Component Engineering, Inc.

  Consolidated sales are expected to increase to $475.1 million in 1996, representing a modest increase of $16.0 million or 3.5 percent over the previous year. It is anticipated that revenues will reach $500.8 million in 1997 for a year-over-year increase of $25.7 million or 5.5 percent. Weak business conditions in the truck and transportation, mining equipment, construction equipment and forestry equipment industry segments are expected to result in sluggish growth in U.S. revenues for both the Hydraulic Systems and Building Systems and Metal Products Groups over the two-year forecast period. Sales increases are projected to be much stronger, however, for the Company's marine and recreational business where new product lines were launched in 1996. Year-over-year growth is also expected to be strong for the industrial and specialty hydraulics business in the United Kingdom. Sales volume is projected to increase at moderate rates over the two-year period in the Astron Division as this business unit continues to struggle with generally weak economic conditions in Europe.

  Operating income is forecasted to reach $37.7 million in 1996, up nearly 10 percent from the previous year. Profits in the Hydraulic Systems Group are expected to be adversely affected in 1996 by disruptions resulting from a relocation to a new manufacturing facility; costs incurred to establish marketing, engineering and prototype testing activities for entry into new automotive and material handling market segments; distressed business conditions for capital goods markets in South America; and a number of other general operational difficulties. Operating income is expected to hold steady in the Metal Stampings Division for 1996 while price adjustments and manufacturing cost improvements will result in higher profits for the Astron Division despite the lack of significant growth in unit volume.

  Operating income is expected to improve to nearly $49.0 million in 1997 for a year-over-year gain of $11.3 million or 30 percent. Increased sales volume, cost savings from recent investments in technologically advanced production equipment, continuing improvements for the German businesses, and steady performances by the remaining operating units are expected to contribute to improved operating results for the Hydraulic Systems Group in 1997. Moderate gains in operating income are also forecasted for the Metal Stamping and Astron Divisions as revenues improve over those in 1996. Also included in the forecasted operating income for 1997 are additional benefits of $3.5 million to be derived from a program to reduce general corporate and operating unit overhead costs.

  Interest expense is projected to increase from $6.6 million in 1996 to $10.6 million in 1997 primarily as a result of additional debt incurred late in 1996 to finance a share repurchase program. It is expected that up to 2.5 million of the common shares outstanding will be acquired by the Company under this program. The effective tax was unusually low in 1995 at 20 percent reflecting the favorable impact of loss indemnification associated with the hydraulic operations in Germany. The effective rate of 28 percent which is projected for 1996 is more indicative of an expected normalized rate for future periods.

  Capital expenditures are expected to amount to $23.4 million in 1996 and $17.6 million in 1997. Most of the spending will occur in the Hydraulic Systems Group for plant expansions at two locations, increased machining capacity in certain product lines, tooling for new product introductions, technologically advanced manufacturing systems to effect cost savings, and general replacement needs. The Astron Division will also expand manufacturing capabilities during this period by investing in production equipment for new operations located in the Czech Republic.

  The Company believes that cash flow from operations, combined with funds available from short-term and long-term borrowings, will be sufficient to meet requirements for working capital, capital expenditures, debt service and other operating needs over the forecast period.

                                     # # #

  The following is a list of the names and shareholdings of individuals who may be deemed to be "participants" in the solicitation of proxies or revocation of agent designations by Commercial Intertech in opposition to United Dominion and OAC's solicitation of proxies for a "control share" meeting and their solicitation of agent designations to call a special meeting (information with respect to shareholdings includes common shares, shares issuable pursuant to options exercisable within 60 days, and preferred shares): Paul J. Powers (329,041 shares); Mark G. Kachur (32,086 shares);
Bruce C. Wheatley (34,714 shares); Hubert Jacobs van Merlen (13,103 shares); John Gilchrist (32,032 shares); William J. Bresnahan (300 shares); Charles B. Cushwa III (220,380 shares); William W. Cushwa (238,925 shares); John M.
Galvin (5,750 shares); Richard J. Hill (10,397 shares); Neil D. Humphrey
(6,635 shares); William E. Kassling (5,000 shares); Gerald C. McDonough (4,500 shares); C. Edward Midgley (10,000 shares); George M. Smart (2,750 shares);
Don E. Tucker (136,855 shares); Robert A. Calcagni (58,463 shares); Gilbert M. Manchester (33,994 shares), and Steven J. Hewitt (23,880 shares). Commercial Intertech has engaged Goldman, Sachs & Co. as its financial adviser in connection with the United Dominion tender offer and the solicitations described above. Goldman, Sachs & Co. will receive certain fees in connection with its services. Certain partners and employees of Goldman, Sachs & Co. may assist in the solicitation of proxies on behalf of Commercial Intertech's Board of Directors. In the normal course of business, Goldman, Sachs & Co. regularly buys and sells securities, including Commercial Intertech securities on its own account and for the account of its customers, which transactions may result from time to time in Goldman, Sachs & Co. having a net long or net short position in Commercial Intertech securities.


                                       7